Exhibit 10(c)
FPL GROUP, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION SUMMARY

(effective January 1, 2008)

Annual Retainer	$50,000
(payable quarterly in common stock or cash)

Board or Committee meeting fee	$1,500/meeting

Audit Committee Chair retainer (annual)	$15,000
(payable quarterly)

Other Committee Chair retainer (annual)	$10,000
(payable quarterly)

Annual grant of restricted stock	that number of shares determined by dividing $100,000 by closing price of FPL Group common stock on effective date of grant (rounded up to the nearest 10 shares)
(under Non-Employee Directors Stock Plan)

Miscellaneous	- Travel and Accident Insurance while on Company business.

- Certain directors accrue dividends and interest on the phantom stock units granted to them upon the termination of the Non-Employee Director Retirement Plan in 1996.

- Travel and related expenses while on Board business are paid or reimbursed by the Company.

- Directors may participate in the Company's Deferred Compensation Plan.

Directors may participate in the Company's matching gift program, which matches gifts to educational institutions to a maximum of $10,000 per donor